Exhibit 99.1

17-01 Pollitt Drive Fair Lawn, NJ 07410 Main 201-794-6500 Fax 201-794-8341 www.hbe-inc.com

HENRY BROTHERS ELECTRONICS TO BE ACQUIRED BY KRATOS DEFENSE &
SECURITY SOLUTIONS FOR APPROXIMATELY $45 MILLION

FAIR LAWN, N.J., October 6, 2010 –Henry Bros. Electronics, Inc. (NASDAQ: HBE), a turnkey provider of technology-based integrated electronic security solutions, announced today that it has entered into a definitive agreement with Kratos Defense & Security Solutions (NASDAQ: KTOS) to acquire all outstanding shares of HBE common stock for a purchase price of approximately $45 million in cash, or $7.00 per HBE share of common stock.

The transaction is subject to the satisfaction of customary closing conditions, including approval by the holders of a majority of the outstanding shares of HBE, and also provides for a 40 day “go shop” period. Mr. Henry, Mr. Rockwell and all other directors of HBE, who collectively hold approximately 60% of HBE’s shares outstanding, have agreed to vote their shares in favor of the anticipated merger. Additionally, Mr. Henry has committed to purchase Kratos common stock in the open market at prevailing market prices using a portion of his share of the proceeds from the merger following the transaction closing. Imperial Capital LLC advised HBE and rendered a fairness opinion to the HBE board of directors in connection with the approval of the transaction by the board.

“This transaction combines two leaders in the defense and security solutions market, creating a great opportunity for our organization, customers and shareholders,” stated Jim Henry, President and CEO of HBE. “As a much larger organization, the combined company will be better able to establish a presence in targeted markets with the potential for significant growth opportunities, as well as enhanced service opportunities in certain key markets and industries.”

Eric DeMarco, Kratos’ President and CEO, said, “Henry Brothers is clearly one of the premier Homeland and National Security Solution Providers and Command and Control Center Design Engineering and Operators in the industry today. We see the opportunity for significant cross selling between the two businesses, including for Henry Brothers’ proprietary first responder communications products and solutions. Additionally, we see the opportunity to cross sell into HBE’s large and established customer base Kratos’ NeuralStar and DopplerVue situational awareness, security network management, protection and cybersecurity software products.

This transaction is expected to close by the end of 2010.

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About Henry Bros. Electronics, Inc.
Henry Bros. Electronics (NASDAQ: HBE) provides technology-based integrated electronic security systems, services and emergency preparedness consultation to commercial enterprises and government agencies. HBE has offices in Arizona, California, Colorado, Maryland, New Jersey, New York, Texas and Virginia. For more information, visit http://www.hbe-inc.com.

About Kratos Defense & Security Solutions
Kratos Defense & Security Solutions, Inc. (NASDAQ: KTOS) provides mission critical products, services and solutions for United States National Security. Principal products, services and solution offerings relate to and support C5ISR, weapon systems sustainment, military weapon range operations and technical services, network engineering services, information assurance and cybersecurity solutions, security and surveillance systems, and critical infrastructure security system design and integration. Kratos is headquartered in San Diego, California, with resources located throughout the U.S. and at key strategic military locations. News and information are available at www.KratosDefense.com.

Important Additional Information will be Filed with the SEC

This press release may be deemed to be proxy solicitation material in respect of the proposed transaction. In connection with the proposed transaction, HBE will file or furnish relevant documents, including a proxy statement, concerning the proposed transaction with the SEC. Investors and stockholders of HBE are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about HBE and the proposed transaction. The final proxy statement will be mailed to HBE’s stockholders.

Investors and stockholders may obtain a free copy of the proxy statement and any other relevant documents filed or furnished by HBE with the SEC (when available) at the SEC’s Web site at www.sec.gov. In addition, investors and stockholders may obtain free copies of the documents filed with the SEC by HBE by contacting HBE's Corporate Secretary at (201) 794-6500 or by going to the SEC Filings website portion of HBE's website at www.hbe-inc.com.

HBE and its directors and certain executive officers may be deemed to be participants in the solicitation of proxies from HBE’s stockholders in respect of the proposed transaction. Information about the directors and executive officers of HBE and their respective interests in HBE by security holdings or otherwise will be set forth in the proxy statement that will be filed by HBE with the SEC. Stockholders may obtain additional information regarding the interests of HBE and its directors and executive officers in the merger, which may be different than those of HBE’s stockholders generally, by reading the proxy statement and other relevant documents regarding the merger, when filed with the SEC. Each of these documents is, or will be, available as described above.

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Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Words such as “expect(s)”, “feel(s)”, “believe(s)”, “will”, “may”, “anticipate(s)”, “intend(s)” and similar expressions are intended to identify such forward-looking statements. These statements include, but are not limited to, the expected timing of the acquisition; the ability of Kratos and HBE to close the acquisition; and statements regarding future performance. All of such information and statements are subject to certain risks and uncertainties, the effects of which are difficult to predict and generally beyond the control of HBE, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include, but are not limited to: (i) uncertainties associated with the acquisition of HBE by Kratos, (ii) uncertainties as to the timing of the merger; (iii) failure to receive approval of the transaction by the stockholders of HBE; (iv) the ability of the parties to satisfy closing conditions to the transaction; (v) changes in economic, business, competitive, technological and/or regulatory factors; and (vi) those risks identified and discussed by HBE in its filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Neither Kratos nor HBE undertakes any obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures in HBE’s SEC periodic and interim reports, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2009, Quarterly Reports on Form 10-Q for the fiscal quarters ended March 30, 2010 and June 30, 2010 and Current Reports on Form 8-K filed from time to time by HBE. All forward-looking statements are qualified in their entirety by this cautionary statement.

Investor Contacts:
Todd Fromer	Jim Henry, Chief Executive Officer
KCSA Strategic Communications	Henry Bros. Electronics, Inc.
212-896-1215	201-794-6500
tfromer@kcsa.com	jhenry@hbe-inc.com

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